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                                                            Exhibit 99.1
                         VICTORIA FINANCIAL CORPORATION

                 SPECIAL MEETING OF SHAREHOLDERS, MAY 22, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey A. Cole, Kenneth R. Rosen or Tab A. Keplinger as proxy, each with full power to appoint his substitute, and hereby authorizes each of them to vote as directed below all the shares of common stock of Victoria Financial Corporation ("Victoria") which the undersigned would be entitled to vote, if personally present, at the Special Meeting of Shareholders of Victoria to be held at the offices of Victoria, 5915 Landerbrook Drive, Cleveland, Ohio on Monday, May 22, 1995 at 10:00 A.M., or any postponement or adjournment thereof.

PROPOSAL TO APPROVE AND ADOPT THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of February 9, 1995 (the "Merger Agreement"), among Victoria, USF&G Corporation ("USF&G") and Queensland, Inc. ("Merger Sub"), a wholly-owned subsidiary of USF&G, and THE MERGER of Merger Sub with and into Victoria upon the terms and subject to the conditions thereof, pursuant to which shares of Victoria Common Stock will be converted into shares of common stock of USF&G.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER AGREEMENT AND THE MERGER.

       / / FOR                  / / AGAINST                  / / ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, EXCEPT THAT THEY MAY NOT VOTE SHARES IN FAVOR OF ADJOURNING THE SPECIAL MEETING TO A LATER DATE FOR SHAREHOLDERS WHO HAVE DIRECTED A VOTE AGAINST THE MERGER AGREEMENT AND THE MERGER.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER AGREEMENT AND THE MERGER.

                                                      (Continued on other side.)

(Continued from other side.)

    The undersigned acknowledges receipt from Victoria prior to the execution of this proxy of the Proxy Statement/Prospectus dated April 13, 1995.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                                                   Date:_________________, 1995

                                                   Signature____________________

                                                   When shares are held by joint
                                                   tenants, either may sign.
                                                   When signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give full title as such. If a
                                                   corporation, please sign in
                                                   full corporate name by the
                                                   President or other authorized
                                                   officer. If a partnership,
                                                   please sign in partnership
                                                   name by an authorized person.

                                                   / / If you plan to attend the
                                                       Special Meeting, please
                                                       check this box.

 PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.